EXHIBIT 99.1

The following form of telephone voting script is being used in connection with voting by shareholders of American Express Company with respect to the Registrant’s 2014 Annual Meeting of Shareholders.

FORM OF TELEPHONE VOTING SCRIPT

FOR SHAREHOLDERS OF AMERICAN EXPRESS COMPANY

No	Type	Description
1	Greeting Message / Error Message

•      Shareholders phone number is not blocked.

     Thank you for calling the automated proxy voting service. You must be calling from a touch tone telephone in order to use this system and already have read the proxy statement and made your voting decisions. Press 1 if you are calling from a touch tone phone and have your proxy form in front of you.

•    Enter 1

Go to Dialogue 2

Or

•      Shareholders phone number is blocked.

     Sorry since your entry of the control number was invalid we are not able to process your transaction at this time. You will be able to access the system in 24 hours. Goodbye.

•    Call is terminated.

1a	Error Message	• If user has not responded the below message is played: I have not received your response. Press 1 if you are calling from a touch tone phone and have your proxy form in front of you.

1b	Error Message	• If user makes wrong entry the below message is played: Sorry, your input was invalid. Press 1 if you are calling from a touch tone phone and have your proxy form in front of you.

1c	Goodbye	• After 3 consecutive wrong entries or non-responses. Please call back when you have your proxy form. Thank you. Goodbye. • Call is terminated.

2	Greeting Message	Let’s begin. Go to Dialogue 3

No	Type	Description
3	Enter Control Number

     Please enter the 12 digit control number which is labeled as such or located in the box indicated by the arrow on your Vote Instruction Form followed by the pound sign.

•       Enter a valid 12 digit control number during or after the message.

Go to Dialogue

4a (If appointee is already assigned for Beneficial Shareholder)

Or

4b (If the control number has already been voted by Beneficial/Registered Shareholder)

Or

4c (If the directors and proposals of the current control number match the last control number voted by the Beneficial/Registered Shareholder in the same call)

Or

4d.

3a	Error Message

•      If no input is made the following message is played:

     I have not received your response. Please enter the 12 digit control number which is labeled as such or located in the box indicated by the arrow on your Vote Instruction Form followed by the pound sign.

3b	Error Message

•      If the control number entered is wrong the below message is played:

     Sorry, your control number is invalid. Please enter the 12 digit control number which is labeled as such or located in the box indicated by the arrow on your Vote Instruction Form followed by the pound sign.

3c	Error Message

•      If the shareholder enters less than 12 digits, the below message is played:

     Your input was invalid. The control number is 12 digits long. Please enter the 12 digit control number which is labeled as such or located in the box indicated by the arrow on your Vote Instruction Form followed by the pound sign.

3d	Goodbye

•      After 3 non-responses/incorrect entries from the shareholder, the below message is played:

     Sorry since your entry of the control number was invalid we are not able to process your transaction at this time. You will be able to access the system in 24 hours.

         We are sorry you are experiencing problems entering your vote. Please call later and try again. We have not recorded a vote. Goodbye.

•    Call is terminated.

4a	Appointee nominated **This text is only relevant for Beneficial Shareholders

•      If an appointee is assigned for the control number, the below message is played:

     Sorry, we cannot accept your voting instruction. An appointee has already been assigned for this vote. This proxy election can no longer be voted using the telephone proxy voting service.

Go to Dialogue 3d

No	Type	Description
4b	Control Number already voted

     A vote has already been recorded for this control number. If you want to change your vote, press 1. If you do not want to change your vote, press 2.

•    Enter 1

Go to Dialogue

4c (If the directors and proposals of the current control number match the last voted control number in this call)

Or

4d.

•    Enter 2

Go to Dialogue 3

4c	Matching Directors and Proposals

•    If the directors and proposals of the current control number match the last voted control number in this call, the below message is played:

     The directors and/or proposals for this control number are the same as your last proxy. If you would like to vote this control number in the same manner as the prior control number, press 1. If you would like to vote this control number differently, press 2.

•    Enter 1

Go to Dialogue 12

•    Enter 2

Go to Dialogue 4d

4d	Voting Options

     Press 1 to vote each item individually. You are encouraged to specify your choices by voting each item individually. However, if you do not vote each item individually your vote will be cast as recommended by the Board of Directors. Press 2, if you will not vote on each item individually. (If beneficial owner then option 3 will be provided — If you would like to be issued a legal proxy and plan to attend the meeting and vote your shares in person, press 3)

•    Enter 1

Go to Dialogue 8

•    Enter 2

Go to Dialogue 12

•    Enter 3 (Beneficial Shareholder selects Legal Proxy option.)

Go to Dialogue 13

No	Type	Description
5	Director Proposal	If you wish to vote for all nominees, press 1. To withhold all nominees, press 2. To withhold specific nominees, press 3. • Enter 1 or 2 Go to Dialogue 8 • Enter 3 Go to Dialogue 6

6	Withhold nominees

     To withhold your vote from an individual nominee enter the two digit number that is in front of their name. If you are finished, enter 00.

Go to Dialogue

6a (If two digits before the nominee name is entered)

Or

6b (If an invalid entry is made)

Or

6c (If a number is repeated)

6a	Confirmation	• If shareholder enters the two digits present before a nominee name, the below message is played: Okay. Go to Dialogue 7

6b	Error Message	• If shareholder makes an invalid entry, the below message is played: Your entry was invalid. The nominee number must be between one and <total number of nominee proposals> Go to Dialogue 7

6c	Error Message

•    Shareholder re-enters a two digit number present before a nominee name, the below message is played:

     You have already selected nominee number <the nominee number entered by the shareholder>

Go to Dialogue 7

7	Repeat nominee withhold

     To withhold another nominee enter the two digit number that is in front of the name of the nominee you wish to withhold. If you are finished, enter 00.

Go to Dialogue

8 (If 00 is entered)

Or

6a (If two digits before the nominee name is entered)

Or

6b (If an invalid entry is made)

Or

6c (If a number is repeated)

No	Type	Description
8	Proposal Voting

     Proposal voting.

There are <number of proposals> to vote on.

•      Any of the following messages are spoken for each proposal

     We are ready to accept your vote for proposal <number>.

     If you are voting for this proposal, press 1. If you are voting against this proposal, press 2. If you wish to abstain, press 3.

Or

     We are ready to accept your vote for proposal <number>.

     If you are voting for this proposal, press 1. If you wish to abstain, press 2.

Or

     We are ready to accept your vote for proposal <number>.

     If you are voting for this proposal, press 1. If you are voting against this proposal, press 2.

Or

After all proposals are voted go to Dialogue 9.

9	End of Proposal	You have completed proposal voting. Go to Dialogue 10 (If any custom message is to be played) Or 12.

10	Custom/Optional Questions	• Custom messages are played based on the Issuer Preference. [Not applicable]

11	Confirmation

     Let me confirm. <Plays dynamic text based shareholders selections or You have elected to vote as the Board recommends>

If these selections are correct Press 1.

To vote again Press 2.

To hear your vote again Press 3.

•      Enter 1

Go to Dialogue 15

•      Enter 2

Go to Dialogue 4d

•      Enter 3

Repeat Dialogue 11

12	Log ballot	One moment while I log your ballot. A vote has been recorded for Control Number <the control number of the shareholder>. Go to Dialogue 11

No	Type	Description
13	Legal Proxy Confirmation **This text is only relevant for Beneficial Shareholders

     You have chosen to be sent the legal proxy through mail

To confirm the mailing of the legal proxy press 1

To cancel the request for legal proxy press 2

•    Enter 1

Go to Dialogue 14

•    Enter 2

Go to Dialogue 4d

14	Legal Proxy Re-confirmation **This text is only relevant for Beneficial Shareholders	We have confirmed that you will be mailed a legal proxy. Go to Dialogue 15

15	Vote Another Proxy	If this concludes your business Press 1. If you would like to vote for another Proxy Election Press 2. • Enter 1 Go to Dialogue 16 • Enter 2 Go to Dialogue 3

16	Goodbye

     All of your votes have been recorded by the Telephone Proxy Voting Service. Do not mail in your Proxy Card.

Keep it as a record of your vote. Thank you for calling. This concludes your transaction. Goodbye.

•    Call is terminated.